EXHIBIT 32.2

CERTIFICATION PURSUANT TO RULE 13a-14(b)

UNDER THE SECURITIES EXCHANGE ACT AND 18 U.S.C. 1350

I, Jeffrey S. Barocas, Chief Financial Officer of Ocean Bio-Chem, Inc. (the "Company"), hereby certify that, based on my knowledge:

1.	The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 13, 2015	By:	/s/ Jeffrey S. Barocas
Jeffrey S. Barocas
Vice President
Chief Financial Officer